EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BlackRidge Technology International, Inc. (the “Registrant”) on Form 10-Q for the quarter ending September 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Robert Graham, Chief Executive Officer of the registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Quarterly Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	November 14, 2019	By:	/s/ Robert Graham
Robert Graham Chief Executive Officer and President